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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of InfoCure Corporation on Form S-4 of our report dated January 15, 1999, (relating to the Healthcare Systems Division of the Reynolds and Reynolds Company) appearing in Registration Statement No. 333-71109 of InfoCure Corporation on Form S-3, effective April 21, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
--------------------------
Deloitte & Touche LLP
Dayton, Ohio

June 15, 2000